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                                  (LETTERHEAD)                       Exhibit 5.1




September 22, 1995

Aetna Life and Casualty Company
151 Farmington Avenue
Hartford, Connecticut 06156

RE:      Aetna Life and Casualty Company
         1994 Stock Incentive Plan
         Form S-8 under the Securities Act of 1933, as Amended

Dear Sirs:

I have acted as counsel for Aetna Life and Casualty Company ("Company") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 8,000,000 shares of common stock of the Company ("Common Stock") issuable under the Company's 1994 Stock Incentive Plan ("Plan") under a registration statement on Form S-8 ("Registration Statement") about to be filed with the Securities and Exchange Commission.

I have examined or caused to be examined originals, or copies of such corporate records, certificates and other documents, and have considered such questions of law, as I have deemed necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, I am of the opinion that, when the Registration Statement has become effective under the Act and when the Company has received the consideration to be received for the Common Stock in accordance with the provisions of the Plan, and such shares have been issued by the Company as provided by the Plan, the Common Stock will be validly issued, fully paid and non-assessable.

I am admitted to the Bar of the State of Connecticut. The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Connecticut.

In my examination or the examination which I caused to be made, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents were assumed. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.


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I hereby consent to the inclusion of this opinion as an exhibit to the
Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/S/ Judith H. Jones
Judith H. Jones
Counsel
Law & Regulatory Affairs
Aetna Life and Casualty Company


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